Execution Version

March 31, 2008

Consolidated Communications Holdings, Inc.
(on behalf of itself and the Borrowers party to the Credit Agreement referred to below)
121 South 17th Street
Mattoon, Illinois 61938

Attention: Steve Childers

Re: CREDIT AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, this "Agreement") dated as of December 31, 2007, among CONSOLIDATED COMMUNICATIONS HOLDINGS, INC., a Delaware corporation ("Holdings"), CONSOLIDATED COMMUNICATIONS, INC., an Illinois corporation (the "CCI Borrower"), CONSOLIDATED COMMUNICATIONS ACQUISITION TEXAS, INC., a Delaware corporation (the "TXU Borrower"), NORTH PITTSBURGH SYSTEMS, INC. (formerly known as Fort Pitt Acquisition Sub Inc.), a Pennsylvania corporation (the "Merger Sub" and, together with the CCI Borrower and the TXU Borrower, the "Borrowers"), the financial institutions holding Loans or Commitments hereunder from time to time (the "Lenders"), WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, the "Administrative Agent") for the Lenders, CoBank, ACB, as Syndication Agent, General Electric Capital Corporation, as Co-Documentation Agent, The Royal Bank of Scotland plc, as Co-Documentation Agent and WACHOVIA CAPITAL MARKETS, LLC, as sole lead arranger and sole bookrunner.

Ladies and Gentlemen:

Holdings and the Borrowers have previously informed the Lenders that Holdings intends to fully redeem all of its outstanding Senior Notes on or about April 1, 2008 (the "Scheduled Redemption"). In connection with the Scheduled Redemption, Holdings and the Borrowers have requested the ability to use cash on hand to fund a portion of the Scheduled Redemption.

Subject to the terms and conditions of this letter, the Lenders hereby agree to the following:

(1) Notwithstanding the terms of Section 6.10(b) of the Credit Agreement or any other term or condition of the Credit Agreement or any other Loan Document to the contrary, the Lenders hereby consent to the funding of up to $16,500,000.00 of the Scheduled Redemption to be funded from available cash on hand of Holdings and its Subsidiaries (the "Permitted Cash Redemption Amount");

(2) Notwithstanding the terms of Section 6.07 of the Credit Agreement or any other term or condition of the Credit Agreement or any other Loan Document to the contrary, the Lenders hereby consent to the distribution, by the Borrowers to Holdings, of the Permitted Cash Redemption Amount; provided that Holdings promptly uses the proceeds of such distribution to fund a portion of the Scheduled Redemption;

(3) Notwithstanding the terms of the Credit Agreement or any other Loan Document to the contrary, the Lenders hereby agree that (a) the Permitted Cash Redemption Amount will not be deducted from the calculation of Available Cash, (b) the Permitted Cash Redemption Amount will not constitute a Subject Payment, (c) the payment of the Permitted Cash Redemption Amount will not reduce the amount

of Cumulative Available Cash and (d) the funding of a portion of the Scheduled Redemption with the Permitted Cash Redemption Amount shall not preclude the Scheduled Redemption from constituting the Senior Note Redemption under the Credit Agreement if all other conditions to such a determination are otherwise satisfied; and

(4) The applicable deadline for the delivery of the items described in Sections 2(a) through (f) of the Post-Closing Agreement is hereby extended until April 18, 2008.

Holdings and the Borrowers further agree that (a) the maximum amount of Delayed Draw Term Loans to be borrowed to fund the Scheduled Redemption shall be reduced on a Dollar for Dollar basis by an amount equal to the actual Permitted Cash Redemption Amount and (b) immediately upon the consummation of the Scheduled Redemption, the unfunded portion of the Delayed Draw Term Loan Commitment shall immediately and automatically terminate.

Except as expressly provided above in this letter, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect.

This letter shall constitute a Loan Document under the Credit Agreement. Capitalized terms used in this letter and not otherwise defined shall have the meaning assigned thereto in the Credit Agreement.

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Administrative Agent, Issuing Bank, Swingline Lender and a Lender, at the request of the Lenders constituting Required Lenders under the Credit Agreement

By: ______________________
Name: Russ Lyons
Title: Director

[Signature Pages Continue]

AGREED TO AND ACKNOWLEDGED:

CONSOLIDATED COMMUNICATIONS ACQUISITION TEXAS, INC.,
as Co-Borrower

By: Steven L. Childers
Name: Steven L. Childers
Title: CFO

CONSOLIDATED COMMUNICATIONS INC.,
as Co-Borrower

By: Steven L. Childers
Name: Steven L. Childers
Title: CFO

NORTH PITTSBURGH SYSTEMS, INC.
(formerly known as Fort Pitt Acquisition Sub Inc.),
as Co-Borrower

By: Steven L. Childers
Name: Steven L. Childers
Title: CFO

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.

By: Steven L. Childers
Name: Steven L. Childers
Title: CFO